Exhibit 10.3

AMENDMENT NO. 1 TO

ANACORTES TRACK USE AND THROUGHPUT AGREEMENT

This Amendment No. 1 to the Anacortes Track Use and Throughput Agreement (the “Amendment No. 1”), dated and effective as of July 1, 2014, is by and among Tesoro Refining & Marketing Company LLC, a Delaware limited liability company and formerly known as Tesoro Refining and Marketing Company (“TRMC”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”) The above-named entities are sometimes referred to in this Amendment No. 1 individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Anacortes Track Use and Throughput Agreement, dated November 15, 2012 (the “Agreement”), pursuant to which the Operating Company provides TRMC with throughput services for crude and black oils at the Operating Company’s rail facility in Anacortes, Washington;

WHEREAS, the Parties entered into that certain Terminalling Services Agreement – Anacortes, dated as of the date hereof (the “TSA”), pursuant to which the Operating Company will provide throughput services for certain other petroleum products adjacent to the same facility; and

WHEREAS, in connection with the execution of the TSA, the Parties desire to enter into this Amendment No. 1 to amend the Agreement to clarify the products that will be subject to throughput services under the Agreement.

NOW, THEREFORE, in consideration of the premises, and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The definition of “Product” or “Products” in Section I (Definitions) of the Agreement is amended in its entirety to read as follows: “ “Product” or “Products” means Crude Oil and other black oils.”

2. Other than as set forth above, the Agreement shall remain in full force and effect as written.

3. This Amendment No. 1 shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4. The provisions of this Amendment No. 1 are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Amendment No. 1.

5. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Amendment No. 1 shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

6. If any of the provisions of this Amendment No. 1 are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Amendment No. 1. Instead, this Amendment No. 1 shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Amendment No. 1 at the time of execution of this Amendment No. 1.

7. This Amendment No. 1 constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

8. This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 effective as of the date first written above.

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ G. Scott Spendlove
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

Signature Page to Amendment No. 1 to

Anacortes Track Use and Throughput Agreement